EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in Registration Statements No. 2-79384 on Form S-8 dated September 15, 1982, No. 33-14697 on Form S-8 dated May 26, 1987, No. 33-22584 on Form S-8 dated June 16, 1988, No. 33-22592 on Form S-8 dated June 16, 1988, No. 33-25313 on Form S-8 dated October 31, 1988, No. 33-31969 on Form S-8 dated November 6, 1989, No. 33-34836 on Form S-8 dated May 11, 1990, No. 33-34293 on Form S-8 dated April 11, 1990, No. 33-38527 on Form
S-8 dated December 31, 1990, No. 33-40298 on Form S-8 dated April 29, 1991, No. 33-47601 on Form S-8 dated April 30, 1992, and No. 33-60565 on Form S-8 dated June 26, 1995 of our report dated December 9, 1996, except for Note 5 as to which the date is January 30, 1997, with respect to the consolidated financial statements and schedule of Texfi Industries, Inc. and subsidiary included in the Annual Report (Form 10-K) for the year ended November 1, 1996.

Raleigh, North Carolina
January 30, 1997